UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 2, 2011

Green Dot Corporation
(Exact Name of the Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34819	95-4766827
(Commission File Number)	(IRS Employer Identification No.)

605 East Huntington Drive, Suite 205 Monrovia, CA	91016
(Address of Principal Executive Offices)	(Zip Code)

(626) 775-3400
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 2, 2011, Green Dot Corporation (the "Registrant") held its 2011 Annual Meeting of Stockholders (the “Meeting”). At the Meeting, the stockholders voted on the following four proposals and cast their votes as follows:

1.
To elect two Class I directors, each to serve until the third annual meeting of stockholders following the Meeting and until his successor has been elected and qualified or until his earlier resignation or removal:

Nominee	For	Withhold	Broker Non-Votes
Ross E. Kendell	169,630,089	26,414	3,919,626
William H. Ott, Jr.	169,634,791	21,712	3,919,626

2.	To approve a non-binding advisory resolution on executive compensation:

For	Against	Abstain	Broker Non-Votes
169,478,808	91,960	85,735	3,919,626

3.	To conduct a non-binding advisory vote on the frequency of future advisory votes on executive compensation:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
6,541,740	141,209	162,905,041	68,513	3,919,626

4.	To ratify the appointment of Ernst & Young LLP as the Registrant's independent registered public accounting firm for the year ending December 31, 2011:

For	Against	Abstain	Broker Non-Votes
173,519,568	4,134	52,427	—

Each of the directors named under Proposal No. 1 was elected. In addition, based on the recommendation of the Registrant's Board of Directors in the definitive proxy statement for the Meeting and the voting results with respect to Proposal No. 3, the Board of Directors determined at its meeting on June 2, 2011 that non-binding advisory votes on executive compensation will be submitted for consideration by the Registrant's stockholders every three years until the next stockholder vote on the frequency of stockholder votes on the compensation of executives is required by section 14A(a)(2) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREEN DOT CORPORATION

By:	/s/ JOHN L. KEATLEY
John L. Keatley
Chief Financial Officer

Date: June 8, 2011